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                       TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                                    SUBSIDIARIES

                                     EXHIBIT II

                        COMPUTATION OF EARNINGS PER COMMON SHARE
                        ----------------------------------------


                                           Nine Months Ended         Three Months Ended
                                               July 31,                    July 31,
                                        1 9 9 8        1 9 9 7       1 9 9 8       1 9 9 7
                                        -------        -------       -------       -------


Basic earnings:
Net income (loss)                    $     8,910    $(1,613,476)   $  202,321  $(1,704,655)

Shares:
 Weighted common shares outstanding    8,488,239      8,047,410     8,527,844    8,139,322
 Warrants to consultants                      --             --            --           --
 Employee stock options                       --             --            --           --
 Consultant stock options                     --             --            --           --
 Underwriter options                          --             --            --           --
                                     -----------    -----------    ----------   ----------

Total weighted shares outstanding      8,488,239      8,047,410     8,527,844    8,139,322
                                     -----------    -----------    ----------   ----------

Basic earnings per common share      $        --    $      (.20)   $      .02  $      (.21)
                                     ===========    ===========    ==========   ==========

Diluted earnings:
 Net income (loss)                   $     8,910    $(1,613,476)   $  202,321  $(1,704,655)

Shares:
 Weighted common shares outstanding    8,488,239      8,047,410     8,527,844    8,139,322
 Warrants to consultants                 147,728             --       147,728           --
 Employee stock options                       --             --            --           --
 Consultant stock options                 10,800             --        10,800           --
 Underwriter options                          --             --            --           --
                                     -----------    -----------    ----------   ----------

Total weighted shares outstanding      8,646,767      8,047,410     8,686,372    8,139,322
                                     -----------    -----------    ----------   ----------

Diluted earnings per common share    $        --    $      (.20)   $      .02  $      (.21)
                                     ===========    ===========    ==========   ==========

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